UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): August 18,2000

                               CELEXX CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission File Number: 000-30468

               Nevada                                                 65-0728991
    (State or other jurisdiction of                             (I.R.S. Employer
     incorporation or organization)                          Identification No.)

                          7251 West Palmetto Park Road
                               Suite 208
                               Boca Raton, FL 33433-
               (Address of principal executive offices) (Zip code)

                                  561-395-1920
               (Registrant's telephone number including area code)


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS


     On or about March 10, 2000, the Company's ("Celexx" and/or the "Company") president signed an omnibus agreement with E-Pawn.com, Inc. (EPWN:OTCBB)("E-Pawn") whereby, under certain conditions: (a) E-Pawn was to purchase 1,000,000 shares of Celexx common stock at $5.00 per share in cash, (b) Celexx would receive payments for management fees as the appointed manager of E-Pawn and, (c) upon the final funding of 1,000,000 shares of Celexx Common Stock at $5.00 per share E-Pawn would have the option to exchange $50 million in market value of E-Pawn common stock for $50 million in market value of Celexx common stock with a duplicate option for an additional $50,000,000 for a one year period. The closing of the above transactions was to occur on or before March 31, 2000. At E-Pawn's request in April 2000 an amendment to the agreement was signed to provide for the exchange of 1,000,000 restricted shares of Celexx common stock for 1,000,000 shares of freely trading common stock of E-Pawn to satisfy the cash payment for the 1,000,000 Celexx shares. The option arrangement was also amended to be completed with an exchange of 10 million shares of E-Pawn shares for 12 million shares of Celexx common stock. Celexx issued the 1,000,000 shares of common stock to E-Pawn on April 13, 2000 and contemporaneously, loaned $500,000 to E-Pawn in the form of an unsecured, short-term demand loan. The agreement and amendments were at all times subject to various approvals, including the Celexx Board of Directors. The granting of the $50 million stock exchange would have represented a change in control and, as a merger transaction, required Celexx shareholder approval.

         Prior to Celexx obtaining approvals for the above described transaction, the President of E-Pawn was indicted by the United States Department of Justice for securities violations and E-Pawn was made the target of further investigations. Further, the SEC suspended trading in E-Pawn stock due to lack of current information and inaccurate information. In addition, at no time did E-Pawn ever appoint the Company as its manager, although services were performed. Nor, did E-Pawn effect the share exchange option.

     Based on the above events, the SEC's allegations that E-Pawn disseminated false information and the possibility that the investigation of E-Pawn might reveal other securities law violations, the Company determined that the above agreement was never properly approved or consummated and has been taking steps to rescind the transaction, unwind the transfer of shares and pursue collection of the loan receivable. The Company's counsel has opined that the above transaction was void ab initio (from the beginning) and the Company has informed its transfer agent to cancel the shares issued to E-Pawn. In response to the Company's action, E-Pawn has commenced suit to enforce only those sections of the agreement which the Company believes are favorable to E-Pawn. The Company has moved to dismiss the Complaint and intends to vigorously defend the action. Celexx's counsel believes that the lawsuit is frivolous and is of the opinion that the Company will prevail.


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ITEM 7  EXHIBITS

Exhibit 1 - Investment Agreement dated March 10, 2000 between E-Pawn.com,  Inc., and Celexx Corporation

Exhibit 2 - Amendment  to  Investment  Agreement  dated  March 10, 2000  between
               E-Pawn.com, Inc., and Celexx Corporation, dated April 3, 2000

Exhibit 3 - Amendment  to  Investment  Agreement  dated  March 10, 2000  between
               E-Pawn.com, Inc., and Celexx Corporation, dated April 12, 2000












                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CELEXX CORPORATION

Date: August 18, 2000                                    By: /s/ David C. Langle
                                                                ----------------
                                                                 David C. Langle
                                                                  Vice President
                                                     and Chief Financial Officer

                                     Exhibit 1

                               E-PAWN.COM - CELEXX

                              INVESTMENT AGREEMENT

         THIS AGREEMENT is made on March 10, 2000 by and between

         E-Pawn.com, Inc., a Nevada corporation with offices in Coral Springs, Florida ("EPWN"), and

         CeleXx CORPORATION, a Nevada corporation with offices in Boca Raton, Florida ("CLXX").

                                    RECITALS

         WHEREAS, EPWN is a diversified internet services company with multi-dimensional capabilities as a internet portal, e-commerce software and program developer, and with online auction and marketing expertise which desires to expand its business interests through strategic alliances and investments; and

         WHEREAS, CLXX is a diversified services company in the information technology industry with expertise in internet and computer based training and corporate management services which desires to expand its alliances with internet companies; and

         WHEREAS, EPWN and CLXX have mutual development interests and EPWN desires to acquire equity in CLXX,

         NOW, THEREFORE, in consideration for the promises and actions to be taken as provided herein, EPWN and CLXX agree as follows:

         1. PURCHASE OF CLXX COMMON STOCK. EPWN shall purchase 1,000,000 shares of common stock of CLXX at $5.00 per share. The shares shall be delivered as fully paid, non-assessable shares against payment for the shares.

         2. PAYMENT FOR THE SHARES OF COMMON STOCK. The purchase of 500,000 shares shall occur not later than 30 days from the date of this Agreement. The balance of 500,000 shares shall be purchased within 90 days of the date of this Agreement.

         3. STOCK FOR STOCK INVESTMENT AND EXCHANGE. On the date of the final funding of the purchase of the 1,000,000 shares of CLXX common stock and for a period of one year from the final funding date, EPWN shall have the right to acquire additional shares of common stock of CLXX with a market value of $50,000,000 based on the average over 10 trading days before the notice of exercise of the exchange right of the median between the bid and ask price quoted for the shares by the three largest market makers of the CLXX stock. As consideration for the acquisition of the CLXX stock, EPWN shall deliver $50,000,000 in market value of its common stock determined by the same method as the determination of the number of shares of CLXX above.

         4. DUPLICATION OPTION. After the completion of the transactions described in paragraphs 1 through 3 above, EPWN shall have the right and option at any time for up to one year following the completion of the initial transactions to repeat the transaction by purchasing 1,000,000 shares at the market bid price on the date of electing to exercise the option. The exchange of the $50,000,000 in market value of common shares shall also be followed on the same terms as paragraph 3.

         5. CORPORATE  GOVERNANCE.   After the  purchase  of the initial 500,000
shares, EPWN and CLXX shall each nominate a person to serve as a director of the other company.

         6. ADJUSTMENT FOR RECAPITALIZATION. In the event that either party causes the common stock to be modified by any recapitalization, dividend, split or similar organic change, then the shares to be delivered or exchanged shall be adjusted to a number equivalent to the number of shares that would have been exchanged under this Agreement but for the recapitalization or organic change.

         7. MANAGEMENT AGREEMENT EPWN shall enter into a management services agreement with CLXX. Under the Agreement, CLXX shall become responsible for general administration, mergers and acquisitions, accounting and legal services, website design and internet services for EPWN and its operating subsidiaries and affiliates.

         8. INVESTMENT REPRESENTATIONS. EPWN and CLXX represent and warrant to each other respectively the following:

         a. Each Party is acquiring the shares exchanged, delivered, and acquired for investment purposes and not with a view to redistribution.

         b. Each Party acquiring shares is familiar with the business and affairs of the EPWN and CLXX respectively and each Party has had the opportunity to ask any question of the officers of the respective companies that the Party deems necessary for the purpose of making an informed investment decision.

         c. Each Party understands and has conducted an independent review evaluating the merits and risks of an investment in the shares of EPWN and CLXX, including the tax consequences of the exchange and investment.

         d. Each Party understands that no agency has rendered any finding relating to the fairness of the transaction.

         9. RESTRICTIONS AND REGISTRATION RIGHTS. The shares of E-Pawn and CLXX and the transactions in the shares offered for the exchanges provided in this Agreement have not be registered with either the Securities & Exchange Commission or any state regulatory authority. Each Party receiving shares shall have the right to request that the issuing company register the shares. The company will use its best efforts to effect the registration under the Securities Act. All costs will be paid by the issuer, but any selling costs will be borne by the selling shareholder.

         10. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         a. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

         b. EPWN and CLXX shall grant to representatives of each company full access at all reasonable times to their books, records, property and personnel for the purpose of concluding a due diligence review.

         c. None of the Parties will solicit, initiate, or encourage the submission of any proposal or offer from any person not a party to this Agreement relating to the acquisition and exchange contemplated by this Agreement.

         d. EPWN and CLXX shall have filed all required documents with the Securities and Exchange Commission and other regulatory agencies and each shall be current with the all regulatory and tax authorities with all forms and filings.

         11. CLOSING.    The closing of the  transactions  contemplated  by this
Agreement shall take place in the offices of CLXX in Boca Raton, Florida. The closing shall occur on or before March 31,2000.

         12. EXPENSES AND BROKERS. Each Party shall bear its own costs and fees incurred in connection with this Agreement. No Party has an obligation to pay any broker or finder in connection with the transactions associated with the exchange of shares.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of date first written above.

E-PAWN.COM, INC.                                     CELEXX CORPORATION


By /s/ Eli Leibowitz, President                   By   /s/ Doug Forde, President

                                     Exhibit 2




                           AMENDMENT AND EXTENSION OF

                            INVESTMENT AGREEMENT AND

                          NOTICE OF EXERCISE OF OPTION

         Reference is made to the Investment Agreement between E-Pawn.com, Inc. and CeleXx Corporation dated March 10,2000.

         The Investment Agreement is amended as follows:

         1. PARAGRAPH 2 is amended to provide that EPWN shall purchase 1,000,000 shares of common stock of CLXX by arranging for the transfer and delivery to the account of CLXX of 1,000,000 shares of EPWN common stock which is free trading. The delivery satisfies the payment for the 1,000,000 shares of CLXX which will be transferred to EPWN.

         2. EPWN gives notice of its exercise of the option referred to in paragraph 3 of the Investment Agreement to exchange $50,000,000 market value of EPWN common stock for $50,000,000 market value of CLXX common stock. EPWN and CLXX agree that the exchange shall be effected by delivery and exchange of 10,000,000 shares of EPWN common stock for 12,000,000 shares of CLXX common stock.

         3. CLXX board of directors shall elect Eli Leibowitz as a director of CLXX at the opportunity for a meeting or consent.

         4. All other terms of the Investment Agreement shall remain in full force and effect as originally agreed.

Signed this April 3, 2000



E-PAWN.COM, INC                                      CELEXX CORPORATION

By /s/ Eli Leibowitz                                /s/ Doug Forde

                                    Exhibit 3


                           AMENDMENT AND EXTENSION OF

                            INVESTMENT AGREEMENT AND

                          NOTICE OF EXERCISE OF OPTION

         Reference is made to the Investment Agreement between E-Pawn.com, Inc. and CeleXx Corporation dated March 10,2000.

         The Investment Agreement is amended as follows:

         1. PARAGRAPH 2 is amended to provide that EPWN shall purchase 1,000,000 shares of common stock of CLXX by arranging for the transfer and delivery to the account of CLXX of 1,000,000 shares of EPWN common stock which is free trading. The delivery satisfies the payment for the 1,000,000 shares of CLXX which will be transferred to EPWN.

         2. Paragraph 3 of the Investment Agreement providing for the exchange of $50,000,000 market value of EPWN common stock for $50,000,000 market value of CLXX common stock is amended to provide that EPWN shall have the option to exchange 10,000,000 shares of EPWN common stock for 12,000,000 shares of CLXX common stock for the purpose of the initial exchange and investment right, EPWN by signing this amendment gives notice of exercise of the option, and CLXX shall deliver the shares against the delivery of the EPWN shares.

         3. CLXX board of directors shall elect Eli Leibowitz as a director of CLXX at the next opportunity for a meeting or consent.

         4. All other terms of the Investment Agreement shall remain in full force and effect as originally agreed.

Signed this April 12, 2000



E-PAWN.COM, INC                                      CELEXX CORPORATION

By /s/ Eli Leibowitz                                /s/ Doug Forde